Exhibit 10.9

PUGNACIOUS ENDEAVORS, INC.

2012 RESTRICTED STOCK UNIT PLAN

ADOPTED BY THE BOARD OF DIRECTORS: JANUARY 1, 2012

APPROVED BY THE STOCKHOLDERS: JANUARY 1, 2012

AMENDED AND RESTATED: APRIL 26, 2018

TERMINATION DATE: JANUARY 1, 2022

1. GENERAL.

(a) Description of the Plan. The Plan provides for the grant of Restricted Stock Unit Awards. A Restricted Stock Unit Award represents the Participant’s right to receive the Fair Market Value of one share of Common Stock for each restricted stock unit underlying the Restricted Stock Unit Award that vests. When the Restricted Stock Unit Award vests, the Company may elect to settle the Restricted Stock Unit in cash, by the delivery of shares of Common Stock, any combination thereof or in any other form of consideration, as determined by the Board and described in the Restricted Stock Unit Agreement. For clarity, the Company is not required to settle the Restricted Stock Unit Award in shares of Common Stock.

(b) Eligible Restricted Stock Unit Award Recipients. Employees, Directors and Consultants are eligible to receive Restricted Stock Unit Awards. A Consultant will not be eligible for the grant of a Restricted Stock Unit Award if, at the time of grant, either the offer or sale of the Company’s securities to such Consultant is not exempt under Rule 701 because of the nature of the services that the Consultant is providing to the Company, because the Consultant is not a natural person, or because of any other provision of Rule 701, unless the Company determines that such grant need not comply with the requirements of Rule 701 and will satisfy another exemption under the Securities Act as well as comply with the securities laws of all other relevant jurisdictions.

(c) Purpose. The Plan, through the granting of Restricted Stock Unit Awards, is intended to help the Company secure and retain the services of eligible award recipients, provide incentives for such persons to exert maximum efforts for the success of the Company and any Affiliate and provide a means by which the eligible recipients may benefit from increases in value of the Common Stock.

2. ADMINISTRATION.

(a) Administration by Board. The Board will administer the Plan. The Board may delegate administration of the Plan to a Committee or Committees, as provided in Section 2(c).

(b) Powers of Board. The Board will have the power, subject to, and within the limitations of, the express provisions of the Plan:

(i) To determine (A) who will be granted Restricted Stock Unit Awards; (B) when and how each Restricted Stock Unit Award will be granted; (C) the provisions of each Restricted Stock Unit Award (which need not be identical), including when a person will be permitted to receive cash or Common Stock under the Restricted Stock Unit Award; (E) the number of shares of Common Stock subject to the Restricted Stock Unit Award; and (F) the Fair Market Value applicable to the Common Stock underlying a Restricted Stock Unit Award.

(ii) To construe and interpret the Plan and Restricted Stock Unit Awards granted under it, and to establish, amend and revoke rules and regulations for administration of the Plan and Restricted Stock Unit Awards. The Board, in the exercise of these powers, may correct any defect, omission or inconsistency in the Plan or in any Restricted Stock Unit Agreement, in a manner and to the extent it will deem necessary or expedient to make the Plan or the Restricted Stock Unit Award fully effective.

(iii) To settle all controversies regarding the Plan and Restricted Stock Unit Awards granted under the Plan.

(iv) To accelerate, in whole or in part, the time at which the Restricted Stock Unit Award will vest.

(v) To suspend or terminate the Plan at any time.

(vi) To amend the Plan in any respect the Board deems necessary or advisable, including, without limitation, by adopting amendments relating to certain nonqualified deferred compensation under Section 409A of the Code or to make the Plan or Restricted Stock Unit Awards granted under the Plan exempt from or compliant with the requirements for nonqualified deferred compensation under Section 409A of the Code, subject to the limitations, if any, of applicable law.

(vii) To approve forms of Restricted Stock Unit Agreements for use under the Plan and to amend the terms of any one or more Restricted Stock Unit Awards, including, without limitation, to clarify the manner of exemption from, or to bring the Restricted Stock Unit Award into compliance with, Section 409A of the Code or to comply with other applicable laws. For clarity, the Board may amend the terms of any one or more Restricted Stock Unit Awards without the affected Participant’s consent, subject to the limitations of applicable law.

(viii) Generally, to exercise such powers and to perform such acts as the Board deems necessary or expedient to promote the best interests of the Company and that are not in conflict with the provisions of the Plan or Restricted Stock Unit Awards.

(ix) To adopt such procedures and sub-plans as are necessary or appropriate to permit participation in the Plan by Employees, Directors or Consultants who are foreign nationals or employed outside the United States, except that Board approval will not be necessary for immaterial modifications to the Plan or any Restricted Stock Unit Agreement that are required for compliance with the laws of the relevant foreign jurisdiction.

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(c) Delegation to Committee. The Board may delegate some or all of the administration of the Plan to a Committee or Committees. If administration of the Plan is delegated to a Committee, the Committee will have, in connection with the administration of the Plan, the powers theretofore possessed by the Board that have been delegated to the Committee, including the power to delegate to a subcommittee of the Committee any of the administrative powers the Committee is authorized to exercise (and references in this Plan to the Board will thereafter be to the Committee or subcommittee). Any delegation of administrative powers will be reflected in resolutions, not inconsistent with the provisions of the Plan, adopted from time to time by the Board or Committee (as applicable). The Committee may, at any time, abolish the subcommittee or revest in the Committee any powers delegated to the subcommittee. The Board may retain the authority to concurrently administer the Plan with the Committee and may, at any time, revest in the Board some or all of the powers previously delegated.

(d) Effect of Board’s Decision. All determinations, interpretations and constructions made by the Board, will not be subject to review by any person and will be final, binding and conclusive on all persons.

3. SHARES SUBJECT TO THE PLAN.

(a) Share Reserve. Subject to Section 7(a) relating to Capitalization Adjustments, the aggregate number of shares of Common Stock that may be issued pursuant to Restricted Stock Unit Awards from and after the Effective Date will not exceed 575,000 shares (the “Share Reserve”). The Share Reserve in this Section 3(a) is a limitation on the number of shares of Common Stock that may be issued pursuant to the Plan. Accordingly, this Section 3(a) does not limit the granting of Restricted Stock Unit Awards.

(b) Reversion of Shares to the Share Reserve. If a Restricted Stock Unit Award or any portion thereof (i) expires or otherwise terminates without all of the shares covered by such Restricted Stock Unit Award having been issued, or (ii) is settled in cash (i.e., the Participant receives cash rather than stock), such expiration, termination or settlement will not reduce (or otherwise offset) the number of shares of Common Stock that may be available for issuance under the Plan. Any shares reacquired by the Company in satisfaction of tax withholding obligations on a Restricted Stock Unit Award or as consideration for the purchase price of a Restricted Stock Unit Award will again become available for issuance under the Plan.

(c) Source of Shares. The stock issuable under the Plan will be shares of authorized but unissued or reacquired Common Stock, including shares repurchased by the Company on the open market or otherwise.

4. RESTRICTED STOCK UNIT AWARDS. Each Restricted Stock Unit Agreement will be in such form and will contain such terms and conditions as the Board deems appropriate. The terms and conditions of Restricted Stock Unit Agreements may change from time to time, and the terms and conditions of separate Restricted Stock Unit Agreements need not be identical. Each Restricted Stock Unit Agreement will conform to (through incorporation of the provisions of this Section 4 by reference in the Agreement or otherwise) the substance of each of the following provisions:

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(a) Consideration. At the time of grant of a Restricted Stock Unit Award, the Board will determine the consideration, if any, to be paid by the Participant upon settlement of the Restricted Stock Unit Award. The consideration to be paid, if any, by the Participant upon settlement of a Restricted Stock Unit Award may be paid in any form of legal consideration that may be acceptable to the Board in its sole discretion and permissible under applicable law.

(b) Vesting. At the time of the grant of a Restricted Stock Unit Award, the Board may impose such restrictions on or conditions to the vesting of the Restricted Stock Unit Award as it, in its sole discretion, deems appropriate. Vesting may be time-based, performance based, event based, or a combination thereof.

(c) Payment. The Board will determine whether a Restricted Stock Unit Award will be settled by the delivery of shares of Common Stock, their cash equivalent, any combination thereof or in any other form of consideration.

(d) Additional Restrictions. At the time of the grant of a Restricted Stock Unit Award, the Board, as it deems appropriate, may impose such restrictions or conditions that delay the delivery of the shares of Common Stock or their cash equivalent subject to a Restricted Stock Unit Award to a time after the vesting of such Restricted Stock Unit Award.

(e) Dividend Equivalents. Participants will not receive a benefit or adjustment in respect of shares of Common Stock covered by a Restricted Stock Unit Award with respect to any cash dividend, stock dividend, or other distribution except as provided in Section 7(a) with respect to a Capitalization Adjustment.

(f) Termination of Participant’s Continuous Service. Except as otherwise provided in the applicable Restricted Stock Unit Agreement, the portion of the Restricted Stock Unit Award that has not vested will be forfeited upon the Participant’s termination of Continuous Service. Notwithstanding the foregoing, a Restricted Stock Unit Agreement may provide for the survival of time-vested awards following termination of Continuous Service until the earlier of the occurrence of a vesting event or the applicable award expiration date.

(g) Compliance with Section 409A of the Code. Notwithstanding anything to the contrary set forth in the Plan, any Restricted Stock Unit Award granted under the Plan that is not exempt from the requirements of Section 409A of the Code will contain provisions so that such Restricted Stock Unit Award will comply with Section 409A of the Code. Such restrictions, if any, will be determined by the Board and contained in the applicable Restricted Stock Unit Agreement. For example, such restrictions may include, without limitation, a requirement that any Common Stock that is to be issued in a year following the year in which the Restricted Stock Unit Award vests must be issued in accordance with a fixed pre-determined schedule.

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5. COVENANTS OF THE COMPANY.

(a) Securities Law Compliance. The Company will seek to obtain from each regulatory commission or agency having jurisdiction over the Plan the authority as may be required to grant Restricted Stock Unit Awards and to issue shares of Common Stock upon vesting of the Restricted Stock Unit Awards; provided, however, that this undertaking will not require the Company to register under the Securities Act the Plan, any Restricted Stock Unit Award or any Common Stock issued or issuable pursuant to any such Restricted Stock Unit Award. If, after reasonable efforts and at a reasonable cost, the Company is unable to obtain from any such regulatory commission or agency the authority that counsel for the Company deems necessary for the lawful issuance and sale of Common Stock under the Plan, the Company will be relieved from any liability for failure to issue Common Stock upon vesting of any Restricted Stock Unit Awards unless and until such authority is obtained. A Participant will not be eligible for the grant of a Restricted Stock Unit Award or the subsequent issuance of cash or Common Stock pursuant to the Restricted Stock Unit Award if such grant or issuance would be in violation of any applicable securities law.

(b) No Obligation to Notify or Minimize Taxes. The Company will have no duty or obligation to warn or otherwise advise a Participant of a pending termination or expiration of a Restricted Stock Unit Award. The Company has no duty or obligation to minimize the tax consequences of a Restricted Stock Unit Award to the holder of such Restricted Stock Unit Award.

6. MISCELLANEOUS.

(a) Corporate Action Constituting Grant of Restricted Stock Unit Awards. Corporate action constituting a grant by the Company of a Restricted Stock Unit Award to any Participant will be deemed completed as of the date of such corporate action, unless otherwise determined by the Board, regardless of when the instrument, certificate, or letter evidencing the Restricted Stock Unit Award is communicated to, or actually received or accepted by, the Participant; provided, however, that in the event any such grant is made in contemplation of a Participant becoming an Employee, Director or Consultant, no such grant will be effective unless and until such Participant actually becomes an Employee, Director or Consultant. In the event that the corporate records (e.g., Board consents, resolutions or minutes) documenting the corporate action constituting the grant contain terms (e.g., vesting schedule or number of shares) that are inconsistent with those in the Restricted Stock Unit Agreement as a result of a clerical error in the papering of the Restricted Stock Unit Agreement, the corporate records will control and the Participant will have no legally binding right to the incorrect term in the Restricted Stock Unit Agreement.

(b) Stockholder Rights. No Participant will be deemed to be the holder of, or to have any of the rights of a holder with respect to, any shares of Common Stock subject to a Restricted Stock Unit Award unless and until (i) the Board elects to settle the Restricted Stock Unit Award by delivery of shares of Common Stock, (ii) the Participant has satisfied all requirements for the issuance of shares of Common Stock under the Restricted Stock Unit Award pursuant to its terms, and (ii) the issuance of the Common Stock subject to the Restricted Stock Unit Award has been entered into the books and records of the Company.

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(c) No Employment or Other Service Rights. Nothing in the Plan, any Restricted Stock Unit Agreement or any other instrument executed thereunder or in connection with any Restricted Stock Unit Award granted pursuant thereto will confer upon any Participant any right to continue to serve the Company or an Affiliate in the capacity in effect at the time the Restricted Stock Unit Award was granted or will affect the right of the Company or an Affiliate to terminate (i) the employment of an Employee with or without notice and with or without cause, (ii) the service of a Consultant pursuant to the terms of such Consultant’s agreement with the Company or an Affiliate, or (iii) the service of a Director pursuant to the bylaws of the Company, and any applicable provisions of the corporate law of the state in which the Company is incorporated.

(d) Change in Time Commitment. In the event a Participant’s regular level of time commitment in the performance of his or her services for the Company or any Affiliate is reduced (e.g., if the Participant is an Employee and the Employee has a change in status from a full-time Employee to a part-time Employee) after the date of grant of any Restricted Stock Unit Award to the Participant, the Board has the right in its sole discretion to (i) make a corresponding reduction in the number of shares subject to any portion of such Restricted Stock Unit Award that is scheduled to vest or become payable after the date of such change in time commitment, or (ii) in lieu of or in combination with such a reduction, extend the vesting or payment schedule applicable to such Restricted Stock Unit Award, subject to compliance with Code Section 409A. In the event of any such reduction, the Participant will have no right with respect to any portion of the Restricted Stock Unit Award that is so reduced or extended.

(e) Investment Assurances. In the event that the Board elects to settle the Restricted Stock Unit Award by delivery of shares of Common Stock, the Company may require a Participant, as a condition to receiving Common Stock under any Restricted Stock Unit Award, to given written assurances satisfactory to the Company as the Company, in its discretion, deems necessary or appropriate to comply with applicable securities laws. The Company may place legends on stock certificates issued under the Plan as the Company, in its discretion, deems necessary or appropriate to comply with applicable securities laws, including, without limitation, legends restricting the transfer of the Common Stock.

(f) Withholding Obligations. Unless prohibited by the terms of a Restricted Stock Unit Agreement, the Company may, in its sole discretion, satisfy any federal, state or local tax withholding obligation relating to a Restricted Stock Unit Award by any of the following means (in addition to the Company’s right to withhold from any compensation paid to the Participant by the Company) or by a combination of such means: (i) causing the Participant to tender a cash payment; (ii) withholding cash from a Restricted Stock Unit Award settled in cash; (iii) in the event that the Board elects to settle the Restricted Stock Unit Award by delivery of shares of Common Stock, withholding shares of Common Stock from the shares of Common Stock issued or otherwise issuable to the Participant in connection with the Restricted Stock Unit Award; provided, however, that no shares of Common Stock are withheld with a value exceeding the minimum amount of tax required to be withheld by law (or such lesser amount as may be necessary to avoid classification of the Restricted Stock Unit Award as a liability for financial accounting purposes); (iv) withholding payment from any amounts otherwise payable to the Participant; or (v) by such other method as may be set forth in the Restricted Stock Unit Agreement.

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(g) Electronic Delivery. Any reference herein to a “written” agreement or document will include any agreement or document delivered electronically or posted on the Company’s intranet (or other shared electronic medium controlled by the Company to which the Participant has access).

(h) Deferrals. To the extent permitted by applicable law, upon receiving a written request from a Participant, the Board may, in its sole discretion, determine that the delivery of Common Stock or the payment of cash, upon the vesting or settlement of all or a portion of any Restricted Stock Unit Award will be deferred and may establish programs and procedures for deferral elections to be made by Participants. Deferrals by Participants will be made in accordance with Section 409A of the Code. Consistent with Section 409A of the Code, the Board may provide for distributions while a Participant is still an employee or otherwise providing services to the Company or an Affiliate. The Board is authorized to make deferrals of Restricted Stock Unit Awards and determine when, and in what annual percentages, Participants may receive payments, including lump sum payments, following the Participant’s termination of Continuous Service, and implement such other terms and conditions consistent with the provisions of the Plan and in accordance with applicable law.

(i) Compliance with Section 409A. To the extent that the Board determines that any Restricted Stock Unit Award granted under the Plan is subject to Section 409A of the Code, the Restricted Stock Unit Agreement evidencing such Restricted Stock Unit Award will incorporate the terms and conditions necessary to avoid the consequences specified in Section 409A(a)(1) of the Code. To the extent applicable, the Plan and Restricted Stock Unit Agreements will be interpreted in accordance with Section 409A of the Code.

(j) Compliance with Exemption Provided by Rule 12h-1(f). If at the end of the Company’s most recently completed fiscal year (i) the aggregate of the number of persons who hold outstanding restricted stock units granted pursuant to the Plan or otherwise (such persons, “Restricted Stock Unit Holders”) equals or exceeds 500; and (ii) the Company’s assets exceed $10 million, then the following restrictions will apply during any period during which the Company does not have a class of its securities registered under Section 12 of the Exchange Act and is not required to file reports under Section 15(d) of the Exchange Act: (A) the restricted stock units and, prior to delivery of the shares of Common Stock issuable under the restricted stock units, such shares may not be transferred until the Company is no longer relying on the exemption provided by Rule 12h-1(f) under the Exchange Act (“Rule 12h-1(f)”), except: (1) as permitted by Rule 701(c) under the Securities Act, (2) to a guardian upon the disability of the Restricted Stock Unit Holder, or (3) to an executor upon the death of the Restricted Stock Unit Holder (collectively, the “Permitted Transferees”); provided, however, that the following transfers are permitted: (i) transfers by Restricted Stock Unit Holders to the Company; and (ii) transfers in connection with a change in control or other acquisition involving the Company, if following such transaction, the restricted stock units no longer remain outstanding and the Company is no longer relying on the exemption provided by Rule 12h-1(f); provided further, that any Permitted Transferees may not further transfer the restricted stock units; (B) except as otherwise provided in (A) above, the restricted stock units and shares of Common Stock issuable under the restricted stock units are restricted as to any pledge, hypothecation, or other transfer,

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including any short position, any “put equivalent position” as defined by Rule 16a-1(h) under the Exchange Act, or any “call equivalent position” as defined by Rule 16a-1(b) under the Exchange Act by Restricted Stock Unit Holders with respect to restricted stock units until the Company is no longer relying on the exemption provided by Rule 12h-1(f); and (C) at any time that the Company is relying on the exemption provided by Rule 12h-1(f), the Company will deliver to Restricted Stock Unit Holders (whether by physical or electronic delivery or written notice of the availability of the information on an internet site) the information required by Rule 701(e)(3), (4), and (5) under the Securities Act every six months, including financial statements that are not more than 180 days old; provided, however, that the Company may condition the delivery of such information upon the Restricted Stock Unit Holders’ agreement to maintain its confidentiality.

7. ADJUSTMENTS UPON CHANGES IN COMMON STOCK; OTHER CORPORATE EVENTS.

(a) Capitalization Adjustments. In the event of a Capitalization Adjustment, the Board may appropriately and proportionately adjust: (i) the classes and maximum number of securities subject to the Plan pursuant to Section 3(a); and (ii) the classes and number of securities and price per share of stock subject to outstanding Restricted Stock Unit Awards. The Board may make such adjustments, in its discretion, and its determination will be final, binding and conclusive.

(b) Dissolution or Liquidation. Except as otherwise provided in the Restricted Stock Unit Agreement, in the event of a dissolution or liquidation of the Company, all outstanding Restricted Stock Unit Awards will terminate immediately prior to the completion of such dissolution or liquidation.

(c) Corporate Transaction. The following provisions will apply to Restricted Stock Unit Awards in the event of a Corporate Transaction unless otherwise provided in the Restricted Stock Unit Agreement or unless otherwise expressly provided by the Board at the time of grant of a Restricted Stock Unit Award. In the event of a Corporate Transaction, then, notwithstanding any other provision of the Plan, the Board may take one or more of the following actions with respect to Restricted Stock Unit Awards, contingent upon the closing or completion of the Corporate Transaction:

(i) arrange for the surviving corporation or acquiring corporation (or the surviving or acquiring corporation’s parent company) to assume or continue the Restricted Stock Unit Award or to substitute a similar Restricted Stock Unit Award for the Restricted Stock Unit Award (including, without limitation, an award to acquire the same consideration paid to the stockholders of the Company pursuant to the Corporate Transaction);

(ii) cancel or arrange for the cancellation of the Restricted Stock Unit Award, to the extent not vested prior to the effective time of the Corporate Transaction, in exchange for such cash consideration, if any, as the Board, in its sole discretion, may consider appropriate. For clarity, the unvested portion of the Restricted Stock Unit Award may be terminated for no payment ($0); and

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(iii) terminate the vested portion of the Restricted Stock Unit Award in exchange for a payment, in such form as may be determined by the Board, equal to the value of the property the Participant would have received upon the issuance of Common Stock under the Restricted Stock Unit Award and the purchase of Common Stock by the acquiring corporation in connection with the Corporate Transaction. Payments under this provision may be delayed to the same extent that payment of consideration to the holders of the Company’s Common Stock in connection with the Corporate Transaction is delayed as a result of escrows, earn outs, holdbacks or any other contingencies.

The Board need not take the same action or actions with respect to all Restricted Stock Unit Awards or portions thereof or with respect to all Participants. The Board may take different actions with respect to the vested and unvested portions of a Restricted Stock Unit Award.

8. PLAN TERM; EARLIER TERMINATION OR SUSPENSION OF THE PLAN.

(a) Plan Term. The Board may suspend or terminate the Plan at any time. Unless terminated sooner by the Board, the Plan will automatically terminate on the day before the tenth anniversary of Effective Date. No Restricted Stock Unit Awards may be granted under the Plan while the Plan is suspended or after it is terminated.

(b) No Impairment of Rights. Suspension or termination of the Plan will not impair rights and obligations under any Restricted Stock Unit Award granted while the Plan is in effect except with the written consent of the affected Participant or as otherwise permitted in the Plan.

9. EFFECTIVE DATE OF PLAN.

This Plan will become effective on the Effective Date.

10. CHOICE OF LAW.

The law of the State of Delaware will govern all questions concerning the construction, validity and interpretation of this Plan, without regard to that state’s conflict of laws rules.

11. DEFINITIONS. As used in the Plan, the following definitions will apply to the capitalized terms indicated below:

(a) “Affiliate” means, at the time of determination, any “parent” or “majority-owned subsidiary” of the Company, as such terms are defined in Rule 405. The Board will have the authority to determine the time or times at which “parent” or “majority-owned subsidiary” status is determined within the foregoing definition.

(b) “Board” means the Board of Directors of the Company.

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(c) “Capitalization Adjustment” means any change that is made in, or other events that occur with respect to, the Common Stock subject to the Plan or subject to any Restricted Stock Unit Award after the Effective Date without the receipt of consideration by the Company through merger, consolidation, reorganization, recapitalization, reincorporation, stock dividend, dividend in property other than cash, large nonrecurring cash dividend, stock split, reverse stock split, liquidating dividend, combination of shares, exchange of shares, change in corporate structure, or any similar equity restructuring transaction, as that term is used in Statement of Financial Accounting Standards Board Accounting Standards Codification Topic 718 (or any successor thereto). Notwithstanding the foregoing, the conversion of any convertible securities of the Company will not be treated as a Capitalization Adjustment.

(d) “Cause” will have the meaning ascribed to such term in any written agreement between the Participant and the Company defining such term and, in the absence of such agreement, such term means, with respect to a Participant, the occurrence of any of the following events: (i) such Participant’s commission of any felony or any crime involving fraud, dishonesty or moral turpitude under the laws of the United States or any state thereof; (ii) such Participant’s attempted commission of, or participation in, a fraud or act of dishonesty against the Company; (iii) such Participant’s violation of any contract or agreement between the Participant and the Company or of any statutory duty owed to the Company; (iv) such Participant’s unauthorized use or disclosure of the Company’s confidential information or trade secrets; or (v) such Participant’s gross misconduct. The determination that a termination of the Participant’s Continuous Service is either for Cause or without Cause will be made by the Company, in its sole discretion. Any determination by the Company that the Continuous Service of a Participant was terminated with or without Cause for the purposes of outstanding Restricted Stock Unit Awards held by such Participant will have no effect upon any determination of the rights or obligations of the Company or such Participant for any other purpose.

(e) “Change in Control” means the occurrence, in a single transaction or in a series of related transactions, of any one or more of the following events:

(i) any Exchange Act Person becomes the Owner, directly or indirectly, of securities of the Company representing more than 50% of the combined voting power of the Company’s then outstanding securities other than by virtue of a merger, consolidation or similar transaction. Notwithstanding the foregoing, a Change in Control will not be deemed to occur (A) on account of the acquisition of securities of the Company directly from the Company, including, without limitation, in connection with an initial public offering of the Common Stock; (B) on account of the acquisition of securities of the Company by an investor, any affiliate thereof or any other Exchange Act Person that acquires the Company’s securities in a transaction or series of related transactions the primary purpose of which is to obtain financing for the Company through the issuance of equity securities, including, without limitation, in connection with an initial public offering of the Common Stock; or (C) solely because the level of Ownership held by any Exchange Act Person (the “Subject Person”) exceeds the designated percentage threshold of the outstanding voting securities as a result of a repurchase or other acquisition of voting securities by the Company reducing the number of shares outstanding, provided that if a Change in Control would occur (but for the operation of this sentence) as a result of the acquisition of voting securities by the Company, and after such share acquisition, the Subject Person becomes the Owner of any additional voting securities that, assuming the repurchase or other acquisition had not occurred, increases the percentage of the then outstanding voting securities Owned by the Subject Person over the designated percentage threshold, then a Change in Control will be deemed to occur;

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(ii) there is consummated a merger, consolidation or similar transaction involving (directly or indirectly) the Company and, immediately after the consummation of such merger, consolidation or similar transaction, the stockholders of the Company immediately prior thereto do not Own, directly or indirectly, either (A) outstanding voting securities representing more than 50% of the combined outstanding voting power of the surviving Entity in such merger, consolidation or similar transaction, or (B) more than 50% of the combined outstanding voting power of the parent of the surviving Entity in such merger, consolidation or similar transaction, in each case in substantially the same proportions as their Ownership of the outstanding voting securities of the Company immediately prior to such transaction; or

(iii) there is consummated a sale, lease, exclusive license or other disposition of all or substantially all of the consolidated assets of the Company and its Subsidiaries, other than a sale, lease, license or other disposition of all or substantially all of the consolidated assets of the Company and its Subsidiaries to an Entity, more than 50% of the combined voting power of the voting securities of which are Owned by stockholders of the Company in substantially the same proportions as their Ownership of the outstanding voting securities of the Company immediately prior to such sale, lease, license or other disposition.

Notwithstanding the foregoing definition or any other provision of this Plan, the term Change in Control will not include a sale of assets, merger or other transaction effected exclusively for the purpose of changing the domicile of the Company. In addition, in no event will a Change in Control be deemed to have occurred if such transaction is not also a “change in the ownership or effective control of” the Company or “a change in the ownership of a substantial portion of the assets of” the Company as determined under Treasury Regulations Section 1.409A-3(i)(5) (without regard to any alternative definition thereunder). The Board may, in its sole discretion and without a Participant’s consent, amend the definition of “Change in Control” to conform to the definition of “change in control” under Section 409A of the Code, and the regulations thereunder.

(f) “Code” means the Internal Revenue Code of 1986, as amended, including any applicable regulations and guidance thereunder.

(g) “Committee” means a committee of two or more Directors to whom authority has been delegated by the Board in accordance with Section 2(c).

(h) “Common Stock” means the Class A Common Stock of the Company.

(i) “Company” means Pugnacious Endeavors, Inc., a Delaware corporation.

(j) “Consultant” means any person, including an advisor, who is (i) engaged by the Company or an Affiliate to render consulting or advisory services and is compensated for such services, or (ii) serving as a member of the board of directors of an Affiliate and is compensated for such services. However, service solely as a Director, or payment of a fee for such service, will not cause a Director to be considered a “Consultant” for purposes of the Plan.

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(k) “Continuous Service” means that the Participant’s service with the Company or an Affiliate, whether as an Employee, Director or Consultant, is not interrupted or terminated. A change in the capacity in which the Participant renders service to the Company or an Affiliate as an Employee, Consultant or Director or a change in the Entity for which the Participant renders such service, provided that there is no interruption or termination of the Participant’s service with the Company or an Affiliate, will not terminate a Participant’s Continuous Service; provided, however, that if the Entity for which a Participant is rendering services ceases to qualify as an Affiliate, as determined by the Board in its sole discretion, such Participant’s Continuous Service will be considered to have terminated on the date such Entity ceases to qualify as an Affiliate. For example, a change in status from an Employee to a Consultant or to a Director will not constitute an interruption of Continuous Service. To the extent permitted by law, the Board or the chief executive officer of the Company, in that party’s sole discretion, may determine whether Continuous Service will be considered interrupted in the case of (i) any leave of absence approved by the Board or chief executive officer, including sick leave, military leave or any other personal leave, or (ii) transfers between the Company, an Affiliate, or their successors. Notwithstanding the foregoing, a leave of absence will be treated as Continuous Service for purposes of vesting in a Restricted Stock Unit Award only to such extent as may be provided in the Company’s leave of absence policy, in the written terms of any leave of absence agreement or policy applicable to the Participant, or as otherwise required by law.

(l) “Corporate Transaction” means the consummation, in a single transaction or in a series of related transactions, of any one or more of the following events:

(i) a sale or other disposition of all or substantially all, as determined by the Board in its sole discretion, of the consolidated assets of the Company and its Subsidiaries;

(ii) a sale or other disposition of at least 50% of the outstanding securities of the Company;

(iii) a merger, consolidation or similar transaction following which the Company is not the surviving corporation; or

(iv) a merger, consolidation or similar transaction following which the Company is the surviving corporation but the shares of Common Stock outstanding immediately preceding the merger, consolidation or similar transaction are converted or exchanged by virtue of the merger, consolidation or similar transaction into other property, whether in the form of securities, cash or otherwise.

(m) “Director” means a member of the Board.

(n) “Disability” means, with respect to a Participant, the inability of such Participant to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or that has lasted or can be expected to last for a continuous period of not less than 12 months as provided in Section 409A(a)(2)(c)(i) of the Code, and will be determined by the Board on the basis of such medical evidence as the Board deems warranted under the circumstances.

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(o) “Effective Date” means the effective date of this Plan, which is the date this Plan is adopted by the Board.

(p) “Employee” means any person employed by the Company or an Affiliate. However, service solely as a Director, or payment of a fee for such services, will not cause a Director to be considered an “Employee” for purposes of the Plan.

(q) “Entity” means a corporation, partnership, limited liability company or other entity.

(r) “Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

(s) “Exchange Act Person” means any natural person, Entity or “group” (within the meaning of Section 13(d) or 14(d) of the Exchange Act), except that “Exchange Act Person” will not include (i) the Company or any Subsidiary; (ii) any employee benefit plan of the Company or any Subsidiary or any trustee or other fiduciary holding securities under an employee benefit plan of the Company or any Subsidiary; (iii) an underwriter temporarily holding securities pursuant to an offering of such securities, (iv) an Entity Owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their Ownership of stock of the Company; or (v) any natural person, Entity or “group” (within the meaning of Section 13(d) or 14(d) of the Exchange Act) that, as of the Effective Date, is the Owner, directly or indirectly, of securities of the Company representing more than 50% of the combined voting power of the Company’s then outstanding securities.

(t) “Fair Market Value” means, as of any date, the value of the Common Stock determined by the Board in compliance with Section 409A of the Code. In the context of a Change in Control the Board may, if necessary and in its reasonable discretion, estimate the value of any contingent or deferred amounts payable with respect to Common Stock.

(u) “Involuntary Termination” means, with respect to an Employee, a “separation from service” within the meaning of Treasury Regulations Section 1.409A-1(h), without regard to alternative definitions under that section as a result of either (i) a termination by the Company without Cause and other than as a result of such Employee’s death or Disability, or (ii) the Employee’s Resignation for Good Reason.

(v) “IPO” means the consummation of a registered firm-commitment underwritten initial public offering of the common stock of the Company pursuant to which the common stock is priced for the initial public offering.

(w) “Liquidity Event” means the first to occur of a Change in Control or an IPO.

13.

(x) “Own,” “Owned,” “Owner,” “Ownership” A person or Entity will be deemed to “Own,” to have “Owned,” to be the “Owner” of, or to have acquired “Ownership” of securities if such person or Entity, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has or shares voting power, which includes the power to vote or to direct the voting, with respect to such securities.

(y) “Participant” means a person to whom a Restricted Stock Unit Award is granted pursuant to the Plan or, if applicable, such other person who holds an outstanding Restricted Stock Unit Award.

(z) “Plan” means this Pugnacious Endeavors, Inc. 2012 Restricted Stock Unit Plan.

(aa) “Resignation for Good Reason” means, with respect to an Employee, the Employee’s resignation from all positions he or she then holds with the Company as a result of the occurrence of any of the following events, conditions or actions taken by the Company without Cause and without the Employee’s consent: (A) any material reduction of the Employee’s duties, authority and responsibilities, relative to the Employee’s duties, authority and responsibilities at the Company as in effect immediately prior to such reduction; or (B) a material reduction in the Employee’s level of base salary other than in connection with a comparable reduction affecting all employees; provided, however, that in either of (A) or (B), the Employee must (1) provide the Company with written notice of the occurrence of such event or condition within 90 days after such event first occurs, (2) allow the Company 30 days to cure such event, and (3) if the Company does not cure such event within the 30-day cure period, the Employee’s resignation is effective not later than 60 days after the conclusion of such cure period.

(bb) “Restricted Stock Unit Award” means a right to receive the Fair Market Value of one share of Common Stock for each restricted stock unit underlying the Restricted Stock Unit Award that vests.

(cc) “Restricted Stock Unit Agreement” means a written agreement between the Company and a holder of a Restricted Stock Unit Award evidencing the terms and conditions of a Restricted Stock Unit Award grant. Each Restricted Stock Unit Agreement will be subject to the terms and conditions of the Plan.

(dd) “Rule 405” means Rule 405 under the Securities Act.

(ee) “Rule 701” means Rule 701 under the Securities Act.

(ff) “Securities Act” means the Securities Act of 1933, as amended.

(gg) “Subsidiary” means, with respect to the Company, (i) any corporation of which more than 50% of the outstanding capital stock having ordinary voting power to elect a majority of the board of directors of such corporation (irrespective of whether, at the time, stock of any other class or classes of such corporation will have or might have voting power by reason of the happening of any contingency) is at the time, directly or indirectly, Owned by the Company; and (ii) any partnership, limited liability company or other entity in which the Company has a direct or indirect interest (whether in the form of voting or participation in profits or capital contribution) of more than 50%.

14.

AMENDMENT TO

PUGNACIOUS ENDEAVORS, INC.

2012 RESTRICTED STOCK UNIT PLAN

THIS AMENDMENT (this “Amendment”) to the Pugnacious Endeavors, Inc. 2012 Restricted Stock Unit Plan (the “Plan”) is made and adopted by the Board of Directors (the “Board”) of Stubhub Holdings, Inc., a Delaware corporation (the “Company”) effective as of May 31, 2024 (the “Effective Date”). All capitalized terms used but not otherwise defined herein shall have the respective meanings ascribed to such terms in the Plan.

RECITALS

WHEREAS, pursuant to Section 2(b)(vi) of the Plan, the Board has the authority to amend the Plan from time to time; and

WHEREAS, the Board believes it is in the best interests of the Company and its stockholders to amend the Plan as set forth herein.

NOW, THEREFORE, BE IT RESOLVED, that the Plan is hereby amended as follows effective as of the Effective Date:

AMENDMENT

1.	Section 7(a) of the Plan is hereby deleted in its entirety and replaced with the following:

“Capitalization Adjustments. In the event the Board determines that a Capitalization Adjustment has reduced or enlarged Participant rights under the Plan and outstanding Restricted Stock Unit Awards, the Board shall appropriately and proportionately adjust: (i) the classes and maximum number of securities subject to the Plan pursuant to Section 3(a); and (ii) the classes and number of securities and price per share of stock subject to outstanding Restricted Stock Unit Awards. The Board shall make such adjustments equitably to prevent enlargement or reduction in rights granted under the Plan and outstanding Restricted Stock Unit Awards, and its determination under this Section 7(a) will be final, binding and conclusive.”

2.	This Amendment shall be and is hereby incorporated into and forms a part of the Plan.

3.	Except as expressly provided herein, all terms and conditions of the Plan shall remain in full force and effect.